Exhibit 5.1




             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]











                               December 14, 1998



Capital Trust, Inc.
605 Third Avenue
26th Floor
New York, New York 10016

                  Re:  Capital Trust, Inc.
                       Registration Statement on Form S-4
                       (Registration No. 333-52619)

Ladies and Gentlemen:

         We have served as Maryland counsel to Capital Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 18,229,650 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"), and up to 12,267,658 shares (the "Preferred Shares") of Class A 9.5% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), as filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"). The Shares and Preferred Shares are to be issued in connection with the proposed merger (the "Merger") of Captrust Limited Partnership, a Maryland limited partnership (the "LP"), and the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 12, 1998 among the Company, the LP and Capital Trust, a California business trust, substantially in the form filed as Annex A to the proxy statement/prospectus ("Proxy Statement/Prospectus") included in the Registration Statement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our



780703.2

Capital Trust, Inc.
December 14, 1998
Page 2



satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement, including the Proxy Statement/Prospectus included therein, in the form in which it was transmitted by the Company to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

         2. The Articles of Incorporation of the Company (the "Articles of Incorporation"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

         4. Resolutions adopted by the Board of Directors of the Company relating to the approval of the Merger Agreement and the issuance and registration of the Shares and Preferred Shares, certified as of the date hereof by an officer of the Company (the "Directors' Resolutions");

         5. Resolutions adopted by the sole Stockholder of the Company approving the Merger, the Merger Agreement and the transactions contemplated thereby (the "Stockholder Resolutions");

         6. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

         7. A certificate executed by John R. Klopp, the President of the Company, dated as of the date hereof;

         8. An unexecuted Articles of Amendment and Restatement of the Company authorizing, among other things, 100,000,000 shares of Common Stock (the "Articles of Amendment and Restatement"), in the form attached as Exhibit A to Annex A to the Proxy Statement/Prospectus;

         9. An unexecuted Articles Supplementary classifying and designating 12,639,405 shares of Preferred Stock of the Company (the "Articles
Supplementary"), in the form attached as Exhibit B to Annex A to the Proxy Statement/Prospectus;

         10. The  Amended  and  Restated  Bylaws of the  Company  (the  "Amended
Bylaws")  in  the  form   attached  as  Exhibit  D  to  Annex  A  to  the  Proxy
Statement/Prospectus;

         11. The Merger Agreement, in the form attached as Annex A to the Proxy Statement/Prospectus; and

         12. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this


780703.2

Capital Trust, Inc.
December 14, 1998
Page 3



letter, subject to the assumptions, limitations and qualifica tions stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. All actions taken in connection with the Directors' Resolutions or the Stockholder Resolutions were taken at a duly called meeting at which a quorum was present and acting throughout or by unanimous written consent of the directors or stockholder, as the case may be.

         6. The Articles Supplementary will be filed with and accepted for record by the SDAT prior to the issuance of the Preferred Shares.

         7. The Articles of Amendment and Restatement will be filed with and accepted for record by the SDAT prior to the issuance of any of the Shares.

         8. Articles of Merger in the form contemplated by the Merger Agreement will be filed and accepted for record by SDAT prior to the issuance of the Shares and Preferred Shares (with such

Capital Trust, Inc.
December 14, 1998
Page 4



filing and acceptance for record by the SDAT of the Articles Supplementary, the Articles of Amendment and Restatement and the Articles of Merger collectively referred to herein as the "Corporate Proceedings").

         9. The form of certificate representing a Share and the form of certificate representing a Preferred Share, each when issued, will comply with the Maryland General Corporation Law.

         10. Upon issuance of the Shares and Preferred Shares, the total number of shares of Common Stock and the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as the case may be, that the Company is then authorized to issue.

         11. All certificates and affidavits submitted to us are true, correct and complete, both when made and as of the date hereof.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon completion of the Corporate Proceedings, the Shares will be duly authorized and, upon issuance in accordance with the Articles of Amendment and Restatement, the Articles of Merger, the Proxy Statement/Prospectus, and the Directors' Resolutions, will be validly issued, fully paid and nonassessable.

         3. Upon completion of the Corporate Proceedings, the Preferred Shares will be duly authorized and, upon issuance in accordance with the Articles of Amendment and Restatement, the Articles of Merger, the Proxy Statement/Prospectus, and the Directors' Resolutions, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers, or any real estate syndication laws of the State of Maryland. To the extent that any


780703.2

Capital Trust, Inc.
December 14, 1998
Page 5



matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Proxy Statement/Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                       Very truly yours,


                                       /s/  Ballard Spahr Andrews &
                                            Ingersoll, LLP





780703.2